Exhibit (h)(1)

DISTRIBUTION AGREEMENT

This DISTRIBUTION AGREEMENT (the “Agreement”) is made as of February 9, 2022 by and between BlackRock Corporate High Yield Fund, Inc., a Maryland corporation (the “Fund”), and BlackRock Investments, LLC, a Delaware limited liability company (the “Distributor”).

WITNESSETH:

WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively called the “Investment Company Act”), as a diversified, closed-end, management investment company; and

WHEREAS, the Fund has filed, or may from time to time file, one or more registration statements on Form N-2 pursuant to the Investment Company Act and the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively called the “Securities Act”), to register additional shares of common stock, par value $0.10 per share, of the Fund (“Common Shares”), which may be issued and sold from time to time through various specified transactions, including at-the-market (“ATM”) offerings pursuant to Rule 415 under the Securities Act; and

WHEREAS, the Distributor is registered as a broker-dealer under the provisions of the Securities Exchange Act of 1934 (the “Exchange Act”) and is a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”); and

WHEREAS, the Fund and the Distributor wish to enter into an agreement with each other with respect to ATM offerings, from time to time, of the Common Shares.

NOW THEREFORE, the parties agree as follows:

Section 1. Appointment of the Distributor; ATM Offerings.

(a) Subject to the terms and conditions of this Agreement, the Fund hereby appoints the Distributor as its principal underwriter and placement agent for up to 40,000,000 Common Shares to be offered pursuant to a Registration Statement (as defined below) through ATM offerings from time to time (the “Shares”) and the Fund agrees that it will issue such Shares as the Distributor may sell. The Distributor agrees to use reasonable efforts to identify opportunities for the sale of Shares, but the Distributor is not obligated to sell any specific number of the Shares (though the Distributor will only be authorized to sell on any Offering Date (as defined below) the maximum number of Shares agreed to with the Fund pursuant to Section 1(d) hereof) or purchase any Shares for its own account. The Shares will only be sold on such days as shall be agreed to by the Distributor and the Fund (each, an “Offering Date”). The Distributor hereby accepts such appointment.

(b) The Distributor acknowledges that Shares will be offered and sold only as set forth from time to time in a Registration Statement including, without limitation, pricing of Shares, handling of investor funds and payment of sales commissions.

(c) The Fund may suspend or terminate any ATM offering of its Shares at any time. Upon notice to the Distributor of the terms of such suspension or termination, the Distributor shall suspend the ATM offering of Shares in accordance with such terms until the Fund notifies the Distributor that such ATM offering may be resumed; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(d) The price per Share shall be determined by the Fund together with the Distributor by reference to trades on the Fund’s primary exchange. In no event shall the price per Share be less than the current net asset value per Share plus the per Share amount of the commission to be paid to the Distributor (the “Minimum Price”). The Fund may establish a minimum sales price per Share on any Offering Date in excess of the Minimum Price (the “Minimum Sales Price”), and the Fund shall communicate such Minimum Sales Price to the Distributor. The Fund shall have sole discretion to establish a Minimum Sales Price for any Offering Date and may consider, among other factors, the degree to which the Fund’s market price per Share exceeds its net asset value per Share, and the amount of assets the Fund desires to raise through ATM offerings. The Distributor shall suspend the sale of Shares if the per share price of the Shares is less than the Minimum Price or the Minimum Sales Price. The Distributor shall, together with the Fund, determine the maximum number of Shares to be sold by the Distributor for any Offering Date, and the Distributor shall not be authorized to sell Shares on any Offering Date in excess of such maximum.

(e) The Distributor will confirm to the Fund, following the close of trading on the Fund’s primary exchange on each Offering Date for the Shares, the number of Shares sold, the time of sale, the gross sales price per Share and the compensation payable to the Distributor, or to which the Distributor is entitled with respect to such sales. The Fund reserves the right to reject any order in whole or in part.

(f) Settlement for sales of the Shares pursuant to this Section 1 will occur on the second business day following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through the Distributor for settlement on such date shall be delivered by the Fund to the Distributor against payment of the gross sales proceeds for the sale of such Shares, less the Distributor’s sales commission.

(g) In selling Shares, the Distributor shall act solely as an agent of the Fund and not as principal.

Section 2. Representations and Warranties by the Fund. The Fund represents, warrants to and agrees with the Distributor, as of the date hereof and as of each Offering Date and Settlement Date, that:

(a) An “automatic shelf registration statement” as defined in Rule 405 under the Securities Act on Form N-2 (File No. 333-262469 and 811-21318) (the “Registration Statement”) (i) has been prepared by the Fund in conformity with the requirements of the Securities Act and the Investment Company Act in all material respects; and (ii) has been filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act and the Investment Company Act; the Registration Statement sets forth the terms of the offering, sale and plan of distribution of the Shares and contains additional information concerning the Fund and its business; no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Fund; the Registration Statement, including any amendments thereto, became effective upon filing; no stop order of the Commission preventing or suspending the use of the Prospectus (as defined below), or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Fund’s knowledge, have been threatened by the Commission. Except where the context otherwise requires, “Registration Statement,” as used herein, means, collectively, the various parts of the Registration Statement pertaining to the offering and sale of Shares, as amended, at the time of effectiveness for purposes of Section 11 of the Securities Act (the “Effective Time”), as such section applies to the Distributor, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b)(2) and/or Rule 424(b)(5) under the Securities Act, to the extent such information is deemed pursuant to Rule 430B or Rule 430C under the Securities Act to be part of the Registration Statement at the Effective Time, and (3) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Securities Act. Except where the context otherwise requires, “Prospectus,” as used herein, means a final prospectus, including the related statement of additional information, relating to the Shares, filed by the Fund with the Commission pursuant to Rule 424(b)(2) and/or Rule 424(b)(5) under the Securities Act, in the form furnished by the Fund to the Distributor in connection with the offering of the Shares, together with, if applicable, (1) any final prospectus supplement relating to the Shares attached to or used with such final prospectus, filed by the Fund with the Commission pursuant to Rule 424(b)(2) and/or Rule 424(b)(5) under the Securities Act, in the form furnished by the Fund to the Distributor in connection with the offering of the Shares, and (2) any then issued Issuer Free Writing Prospectus(es) (as defined below). Any reference herein to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein. “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Shares, including without limitation any “free writing prospectus” (as defined in Rule 405 under the Securities Act) that (1) is required to be filed with the Commission by the Fund, (2) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) under the Securities Act whether or not required to be filed with the Commission, or (3) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Fund’s records pursuant to Rule 433(g) under the Securities Act.

(b) The Fund is duly registered under the Investment Company Act as a closed-end management investment company. A notification of registration of the Fund as an investment company under the Investment Company Act on Form N-8A (the “Investment Company Act Notification”) has been prepared by the Fund in conformity with the Investment Company Act and has been filed with the Commission and, at the time of filing thereof and at the time of filing any amendment or supplement thereto, conformed in all material respects with all applicable provisions of the Investment Company Act. The Fund has not received any notice in writing from the Commission pursuant to Section 8(e) of the Investment Company Act with respect to the Investment Company Act Notification or the Registration Statement (or any amendment or supplement to either of them). No person is serving or acting as an officer, director or investment adviser of the Fund except in accordance with the provisions of the Investment Company Act.

(c) The Registration Statement, the Investment Company Act Notification, Prospectus and any Issuer Free Writing Prospectus as from time to time amended or supplemented each complied when it became effective or was filed (as the case may be), complies as of the date hereof and, as amended or supplemented, will comply, at each time of purchase of Shares in connection with the ATM offerings, and at all times during which a prospectus is required by the Securities Act to be delivered in connection with any sale of Shares, in all material respects, with the requirements of the Securities Act and the Investment Company Act; the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; at no time during the period that begins on the earlier of the date of the Prospectus and the date the Prospectus was filed with the Commission and ends at the later of the time of purchase of Shares in connection with the ATM offerings, and the end of the period during which a prospectus is required by the Securities Act to be delivered in connection with any sale of Shares did or will the Prospectus, as from time to time amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Issuer Free Writing Prospectus, as of its issue date, as of each time of purchase of Shares in connection with each Offering and during the period that begins on the earlier of the date of the Prospectus and the date the Prospectus was filed with the Commission and ends at the later of the time of purchase of Shares in connection with the ATM offerings, and the end of the period during which a prospectus is required by the Securities Act to be delivered in connection with any sale of Shares, did not and will not include any information that conflicts with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified; provided, however, that the Fund does not make any representation or warranty with respect to any statement contained in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing by the Distributor or any sub-placement agents (as defined below), or on the Distributor’s or any sub-placement agent’s behalf, to the Fund expressly for use in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus (the “Agent Provided Information”).

(d) The financial statements incorporated by reference in the Registration Statement or the Prospectus, together with the related notes and schedules, present fairly the financial position of the Fund as of the dates indicated and the results of operations, cash flows and changes in shareholders’ equity of the Fund for the periods specified and have been prepared in compliance in all material respects with the requirements of the Securities Act, the Investment Company Act and the Exchange Act, and in conformity in all material respects with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial and statistical data contained or incorporated by reference in the Registration Statement or the Prospectus are accurately and fairly presented, in all material respects, and prepared on a basis consistent with the financial statements and books and records of the Fund in all material respects; there are no financial statements that are required to be included or incorporated by reference in the Registration Statement or the Prospectus by the Securities Act, the Investment Company Act or the Exchange Act that are not included or incorporated by reference as required; and the Fund does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto).

(e) As of the date of this Agreement, the Fund has an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus and, with respect to any issuance and sale under this Agreement, the Fund shall have as of the date of the most recent amendment or supplement to the Registration Statement or Prospectus, an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus; all of the issued and outstanding shares of capital stock, including the Shares, of the Fund have been duly authorized and validly issued and are fully paid and non-assessable (except as described below and in the Registration Statement), have been issued in material compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; the Shares will be duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the exchange on which the Fund’s Shares are listed and primarily trade (the “Stock Exchange”).

(f) The Fund has been duly formed, is validly existing and is in good standing under the laws of Maryland, with full power and authority to own, lease and operate and conduct its business as described in the Registration Statement and the Prospectus and to issue, sell and deliver the Shares as contemplated herein. The Fund is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition or results of operations of the Fund.

(g) The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable (except as described below and in the Registration Statement) and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Shares, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Fund’s charter or bylaws or any agreement or other instrument to which the Fund is a party. The capital stock of the Fund, including the Shares, conforms in all material respects to each description thereof, if any, contained or incorporated by reference in the Registration Statement or the Prospectus; and the certificates for the Shares, if any, are in due and proper form. The Fund is in material compliance with the rules of the Stock Exchange, including, without limitation, the requirements for continued listing of the Shares on the Stock Exchange and the Fund has not received any written notice from the Stock Exchange regarding the delisting of the Shares from the Stock Exchange.

(h) No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the Stock Exchange), or approval of the shareholders of the Fund that has not already been obtained, is required in connection with the issuance and sale of the Shares or the consummation by the Fund of the transactions contemplated hereby, other than (i) the registration of the Shares under the Securities Act, which has been effected, (ii) the listing of the Shares with the Stock Exchange, upon official notice of issuance, (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Fund or (iv) any necessary qualification pursuant to the rules of FINRA.

(i) Prior to the execution of this Agreement, the Fund has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” or “free writing prospectus” (in each case within the meaning of the Securities Act) or used any “prospectus” or “free writing prospectus” (in each case within the meaning of the Securities Act) in connection with the offer or sale of the Shares, and from and after the execution of this Agreement, the Fund will not, directly or indirectly, offer or sell any Shares by means of any “prospectus” or “free writing prospectus” (in each case within the meaning of the Securities Act) or use any “prospectus” or “free writing prospectus” (in each case within the meaning of the Securities Act) in connection with the offer or sale of the Shares, other than the Prospectus, as amended or supplemented from time to time in accordance with the provisions of this Agreement, or any Issuer Free Writing Prospectus to which the Distributor and the applicable sub-placement agent(s) have consented; and the Fund is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares contemplated by the Registration Statement.

Section 3. Duties of the Fund.

(a) The Fund shall take, from time to time, but subject always to any necessary approval of the Board of Directors of the Fund (each a “Director,” and together the “Board”) or of its shareholders, all necessary action to fix the number of authorized Shares, to the end that the Fund will have a number of authorized but unissued Shares at least equal to the number of Shares registered for sale under the Securities Act and available for sale pursuant to the Registration Statement.

(b) For purposes of the ATM offerings of Shares, the Fund will furnish to the Distributor copies of its most recent amendment to its Registration Statement for a particular ATM offering, its most recent Prospectus and all amendments and supplements thereto, and other documentation the Distributor may reasonably request for use in the ATM offerings of Shares. The Distributor is authorized to furnish to prospective investors only such information concerning the Fund and the ATM offerings of Shares as may be contained in the Registration Statement, the Prospectus, the Fund’s publicly available formation documents, or any other documents (including sales material), if expressly approved by the Fund for such purpose.

(c) The Fund shall furnish to the Distributor copies of all financial statements of the Fund which the Distributor may reasonably request for use in connection with its duties hereunder, and this shall include, upon request by the Distributor, one certified copy of all financial statements prepared for the Fund by independent public accountants.

(d) The Fund shall use its best efforts to qualify and maintain, to the extent required by applicable law, the qualification of Shares for sale under the securities laws of such jurisdictions as the Distributor and the Fund may approve. Any such qualification may be withheld, terminated or withdrawn by the Fund at any time in its discretion. The expense of qualification and maintenance of qualification shall be borne by the Fund. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Fund in connection with such qualification.

(e) The Fund will furnish, in reasonable quantities upon request by the Distributor, copies of its annual and interim reports.

(f) The Fund will furnish the Distributor with such other documents as it may reasonably require, from time to time, for the purpose of enabling it to perform its duties as contemplated by this Agreement.

Section 4. Duties of the Distributor.

(a) The Distributor shall devote reasonable time and effort to its duties hereunder. The services of the Distributor to the Fund hereunder are not to be deemed exclusive and nothing herein contained shall prevent the Distributor from entering into like arrangements with other investment companies so long as the performance of its obligations with respect to the Fund hereunder is not impaired thereby.

(b) In performing its duties hereunder, the Distributor shall comply with the requirements of all applicable laws relating to the sale of securities in all material respects. Neither the Distributor nor any sub-placement agent having an agreement to offer and sell Shares pursuant to Section 5 hereof nor any other person is authorized by the Fund to give any information or to make any representations, other than those contained in its Registration Statement, Prospectus and any sales literature specifically approved for such use by the Fund.

(c) The Distributor shall adopt and follow procedures, as approved by the officers of the Fund, for the confirmation of sales to selected dealers, the collection of amounts payable by selected dealers on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of FINRA applicable to sales of Shares, as such requirements may from time to time exist.

(d) The Distributor shall prepare or review, and file with federal and state agencies or other organizations as required by federal, state, or other applicable laws and regulations, all sales literature (advertisements, brochures and shareholder communications) prepared in connection with the ATM offerings for the Fund.

(e) The Distributor agrees to supply the following additional services, together with such other services as set forth throughout this Agreement:

1.	handling inquiries from sub-placement agents regarding the Fund;

2.	assisting in the enhancement of communications between sub-placement agents and the Fund;

3.

communicating the Minimum Price or Minimum Sales Price to any sub-placement agents and instructing any sub-placement agents not to sell Shares if such sales cannot be effected at or above the Minimum Price or the Minimum Sales Price;

4.	communicating the maximum amount of Shares to be sold on any Offering Date to any sub-placement agents;

5.	notifying any sub-placement agents of any suspension or termination of the ATM offerings of Shares, together with any corresponding resumption of the ATM offerings of Shares;

6.

coordinating delivery of any Shares sold through sub-placement agents to such sub-placement agents on the Settlement Date against payment of the gross sales proceeds for the sale of such Shares, less any applicable sub-placement agent selling commission;

7.	delivering the Fund’s Prospectus to any sub-placement agents;

8.	identifying potential sub-placement agents;

9.	monitoring the performance of sub-placement agents;

10.

providing any necessary reconciliation, accounting and recordkeeping services in respect of the ATM offerings of Shares, including with respect to the underwriting compensation paid by the Fund to the Distributor in respect thereof; and

11.	providing such other information, assistance and services as may be reasonably requested by the Fund.

(f) The Distributor shall report to the Board at least quarterly, or more frequently as requested by the Board, regarding: (i) the nature of the services provided by the Distributor hereunder; (ii) the amount of compensation sub-placement agents, if any, are entitled to retain or be paid by the Distributor; and (iii) the aggregate amount of underwriting compensation paid by the Fund to the Distributor in respect of the ATM offerings of Shares.

(g) The Distributor represents and warrants to the Fund that it has all necessary licenses to perform the services contemplated hereunder and will perform such services in compliance with all applicable rules and regulations.

(h) The Distributor shall make such initial and ongoing inquiry with respect to any sub-placement agents as shall be necessary to obtain appropriate assurances from any such sub-placement agents with respect to the respective sub-placement agents’ licensing, performance of services in respect of the Fund, compliance programs and such other matters as may be customary, necessary or desirable in respect of such sub-placement agents’ participation in the ATM offerings of Shares, or as may be requested by the Fund.

Section 5. Agreements with Sub-Placement Agents.

(a) The Distributor may enter into selected dealer agreements, on such terms and conditions as the Distributor determines are not inconsistent with this Agreement, with broker-dealers to act as the Distributor’s agents to effect the sale of the Shares in the ATM offerings. Such selected broker-dealers (“sub-placement agents”) shall sell Shares only at market prices subject to the Minimum Price and the Minimum Sales Price. This Agreement shall not be construed as authorizing any dealer or other person to accept orders for sale on the Fund’s behalf or to otherwise act as the Fund’s agent for any purpose. The Distributor shall not be responsible for the acts of other dealers or agents except as and to the extent that they shall be acting for the Distributor or under the Distributor’s direction or authority.

(b) The Distributor shall offer and sell Shares only to such sub-placement agents who are acting as brokers or dealers who are members in good standing of FINRA and who agree to abide by the rules of FINRA.

(c) The Distributor shall obtain appropriate assurance from any sub-placement agents which it engages of the compliance by such sub-placement agents with applicable federal and state securities laws and the rules of FINRA.

Section 6. Sales Commission.

(a) The Fund shall pay the Distributor, or the Distributor shall be entitled to retain, an amount equal to 1.00% of the gross sales price per Share of the Shares sold.

(b) The Distributor may pay to sub-placement agents such sub-placement agent commissions as the Distributor shall deem advisable, or may authorize such sub-placement agents to retain such sub-placement agent commissions from the gross sales proceeds from the sale of such Shares, which shall be payable or retained, as the case may be, from the commissions payable or retained, as the case may be, to or by the Distributor under Section 6(a) above.

(c) The Fund hereby represents and warrants to the Distributor that (i) the terms of this Agreement, (ii) the fees and expenses associated with this Agreement, and (iii) any benefits accruing to the Distributor or to the Fund’s investment adviser or sponsor or another affiliate of the Fund in connection with this Agreement, including but not limited to any fee waivers, conversion cost reimbursements, up-front payments, signing payments or periodic payments relating to this Agreement have been fully disclosed to the Board and that, if required by applicable law, the Board has approved or will approve the terms of this Agreement, any such fees and expenses, and any such benefits.

Section 7. Payment of Expenses.

(a) The Fund shall bear all of its own costs and expenses, including fees and disbursements of its counsel and auditors, in connection with the preparation of its Prospectus, Statement of Additional Information, if any, the preparation and filing of any required registration statements under the Securities Act and/or the Investment Company Act, and all amendments and supplements thereto, and in connection with any fees and expenses incurred with respect to any filing requirements of FINRA and preparing and mailing annual and interim reports and proxy materials to shareholders (including but not limited to the expense of setting in type any such Registration Statement, Prospectus, interim reports or proxy materials).

(b) The Fund shall bear any cost and expenses of qualification of the Shares for sale pursuant to this Agreement.

(c) The Distributor shall bear all expenses incurred by it in connection with its duties and activities under this Agreement, including the compensation of sub-placement agents for sales of the Fund’s Shares and fees and expenses of Distributor’s counsel (except for any FINRA filing fees or “blue sky” fees paid on behalf of the Fund or the Distributor by such counsel).

Section 8. Limitation of Liability; Indemnification.

(a) The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Notwithstanding anything in this Agreement to the contrary, the Distributor’s cumulative liability to the Fund and any person or entity claiming through the Fund for all losses, claims, suits, controversies, breaches and damages of any nature whatsoever arising out of or relating to this Agreement, and regardless of the form of action or legal theory, shall not exceed an amount equal to the greatest amount of fees received by the Distributor for services provided under this Agreement during a particular six (6) consecutive month period. The Distributor shall not be liable for any damages arising out of any action or omission to act by any prior service provider of the Fund or for any failure to discover any such error or omission (provided that this sentence shall not apply where the Distributor was the prior service provider). Notwithstanding anything in this Agreement to the contrary, the Distributor shall not be liable for any consequential, incidental, exemplary, punitive, special or indirect damages, whether or not the likelihood of such damages was known by the Distributor. Notwithstanding anything in this Agreement to the contrary, the Distributor shall not be liable for damages occurring directly or indirectly by reason of circumstances beyond its reasonable control.

(b) The Fund agrees that it will indemnify, defend and hold harmless the Distributor, its several officers, and directors, and any person who controls the Distributor within the meaning of Section 15 of the Securities Act, from and against any losses, claims, damages or liabilities, joint or several, to which the Distributor, its several officers, and directors, and any person who controls the Distributor within the meaning of Section 15 of the Securities Act, may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) (i) arise out of, or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any application or other document executed by or on behalf of the Fund or are based upon information furnished by or on behalf of the Fund filed in any state in order to qualify the Shares under the securities or blue sky laws thereof (“Blue Sky application”) or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) arise out of, or are based upon, any breach of the representations, warranties or covenants of the Fund contained in this Agreement, and the Fund will reimburse the Distributor, its several officers, and directors, and any person who controls the Distributor within the meaning of Section 15 of the Securities Act, for any legal or other expenses reasonably incurred by the Distributor, its several officers, and directors, and any person who controls the Distributor within the meaning of Section 15 of the Securities Act, in investigating, defending or preparing to defend any such action, proceeding or claim described above in this Section 8(b); provided, however, that the Fund shall not be liable in any case to the extent that such loss, claim, damage or liability arises out of, or is based upon, any untrue statement, alleged untrue statement, or omission or alleged omission made in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any Blue Sky application with respect to the Fund in reliance upon and in conformity with any Agent Provided Information, or arising out of the failure of the Distributor or any sub-placement agent to deliver a current Prospectus.

(c) The Fund shall not indemnify any person pursuant to this Section 8 unless the court or other body before which the proceeding was brought has rendered a final decision on the merits that such person was not liable by reason of his or her willful misfeasance, bad faith or gross negligence in the performance of his or her duties, or his or her reckless disregard of any obligations and duties, under this Agreement (“disabling conduct”) or, in the absence of such a decision, a reasonable determination (based upon a review of the facts) that such person was not liable by reason of disabling conduct has been made by the vote of a majority of a quorum of the directors of the Fund who are neither “interested parties” (as defined in the Investment Company Act) nor parties to the proceeding, or by independent legal counsel in a written opinion.

(d) The Distributor will indemnify and hold harmless the Fund and its several officers and directors, and any person who controls the Fund within the meaning of Section 15 of the Securities Act, from and against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any Blue Sky application, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission was made in reliance upon and in conformity with information furnished in writing to the Fund or any of its several officers and directors by or on behalf of the Distributor specifically for inclusion therein, and will reimburse the Fund and its several officers, directors and such controlling persons for any legal or other expenses reasonably incurred by any of them in investigating, defending or preparing to defend any such action, proceeding or claim.

(e) This Section 8 shall survive any termination of this Agreement.

Section 9. Duration and Termination of this Agreement.

(a) This Agreement shall become effective as of the date first above written and shall remain in force for two years thereafter and thereafter continue from year to year, but only so long as such continuance is specifically approved at least annually (i) by the Directors or by the vote of a majority of the outstanding voting securities of the Fund, and (ii) by the vote of a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

(b) This Agreement may be terminated at any time, without the payment of any penalty, by the Directors or by vote of a majority of the outstanding voting securities of the Fund, or by the Distributor, on sixty days’ written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

(c) The terms “vote of a majority of the outstanding voting securities,” “assignment,” “affiliated person” and “interested person,” when used in this Agreement, shall have the respective meanings specified in the Investment Company Act.

Section 10. Amendments of this Agreement. This Agreement may be amended by the parties only if such amendment is specifically approved (i) by the Directors or by the vote of a majority of the outstanding voting securities of the Fund and (ii) by the vote of a majority of those Directors of the Fund who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

Section 11. Governing Law. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

Section 12. Customer Identification Program Notice. To help the U.S. government fight the funding of terrorism and money laundering activities, U.S. federal law requires each financial institution to obtain, verify, and record certain information that identifies each person who initially opens an account with that financial institution on or after October 1, 2003. Consistent with this requirement, the Distributor will request (or already has requested) the Fund’s name, address and taxpayer identification number or other government-issued identification number. The Distributor may also ask (and may have already asked) for additional identifying information, and the Distributor may take steps (and may have already taken steps) to verify the authenticity and accuracy of these data elements.

Section 13. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

Section 14. Proprietary and Confidential Information. The Distributor agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and shall not be required where the Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund. The provisions of this Section 14 shall survive termination of this Agreement.

Notwithstanding anything in this Agreement to the contrary, each party hereto agrees that: (i) any Nonpublic Personal Information, as defined under Section 248.3(t) of Regulation S-P (“Regulation S-P”), promulgated under the Gramm-Leach-Bliley Act (the “Act”), disclosed by a party hereunder is for the specific purpose of permitting the other party to perform the services set forth in this Agreement, and (ii) with respect to such information, each party will comply with Regulation S-P and the Act and will not disclose any Nonpublic Personal Information received in connection with this Agreement to any other party, except to the extent as necessary to carry out the services set forth in this Agreement or as otherwise permitted by Regulation S-P or the Act.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written. This Agreement may be executed by the parties hereto in any number of counterparts, all of which shall constitute one and the same instrument.

BLACKROCK CORPORATE HIGH YIELD FUND, INC.

By:
	Name:	Janey Ahn
	Title:	Secretary

BLACKROCK INVESTMENTS, LLC

By:
	Name:	Jonathan Diorio
	Title:	Managing Director

Signature Page to BlackRock Corporate High Yield Fund, Inc. Distribution Agreement